SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

  Filed by the Registrant {X}

  Filed by a Party other than the Registrant {_}

  Check the appropriate box:
  {_}  Preliminary Proxy Statement
  {_} Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  {_}  Definitive Proxy Statement
  {X}  Definitive Additional Materials
  { }  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                    GREAT WESTERN FINANCIAL CORPORATION
                 -----------------------------------------
             (Name of Registrant as Specified in Its Charter)

                 -----------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

  {X}  No fee required.

  {_}  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___

       (4)  Proposed maximum aggregate value of transactions:  _______________

       (5)  Total fee paid.
  --------
  {_}  Fee paid previously with preliminary materials.

  {_} Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid: __________________________________________

       (2)  Form, Schedule or Registration Statement No.: ____________________

       (3)  Filing Party: ____________________________________________________

       (4)  Date Filed: ______________________________________________________


                          [Newspaper Advertisement]

      TO ALL GREAT WESTERN STOCKHOLDERS:

                               AFTER 100 DAYS
                            THE END IS IN SIGHT

      In mid-February, H. F. Ahmanson & Company made an unsolicited proposal to acquire Great Western Financial Corporation. Your Board responded by finding a superior merger with Washington Mutual, Inc. Now, 100 days later, the end is in sight. With your vote and the receipt of regulatory approvals, which are expected shortly, you can be in a position to RECEIVE YOUR WASHINGTON MUTUAL SHARES BY EARLY JULY.

          o On June 13 -- in just 16 days -- you will have the opportunity to vote on and approve Great Western's strategic merger with Washington Mutual.

          o Both companies continue to move forward toward consummating the merger. Our joint proxy statement/prospectus has been sent to stockholders -- and GREAT WESTERN AND WASHINGTON MUTUAL ARE ON A FAST TRACK TOWARD DELIVERING TO STOCKHOLDERS THE BENEFITS OF THE MERGER.

          o On May 20, the Office of Thrift Supervision declared that Washington Mutual's application to acquire Great Western was informationally complete. THIS IS YET ANOTHER IMPORTANT STEP TOWARD REGULATORY APPROVAL, WHICH WE EXPECT BY LATE JUNE OR EARLY JULY.

          o After the merger closes, it is anticipated that Washington Mutual would integrate the two companies quickly and begin to achieve the expected cost savings, operating efficiencies and revenue enhancements. WASHINGTON MUTUAL HAS A LONG TRACK RECORD OF SUCCESSFULLY INTEGRATING BOTH IN-MARKET AND OUT-OF-MARKET ACQUISITIONS OF BANKS AND THRIFTS OF VARYING SIZES.

   Remember, Ahmanson has gone to Court in an effort to prevent you from voting on the merger on June 13. IF AHMANSON HAD ITS WAY, THE MERGER VOTE WOULD BE DELAYED UNTIL LATE SUMMER -- POSSIBLY UNTIL AFTER LABOR DAY -- and your opportunity to receive your Washington Mutual shares in the merger could be delayed for MONTHS!

                          PROTECT YOUR INVESTMENT.
                 VOTE THE GREEN AND GOLD PROXY CARDS TODAY!

                      GREAT WESTERN/WASHINGTON MUTUAL--
        SUPERIOR MERGER . . . SUPERIOR PARTNER . . . SUPERIOR VALUE

                            [Great Western logo]

   May 28, 1997

                                  IMPORTANT


 If you have any questions, please call our solicitor, GEORGESON & COMPANY INC.
   Call toll free:  800-223-2064.  Banks and brokers call:  212-449-9800.